Exhibit 99.1

PRESS RELEASE

Contacts: Joseph Jones (Media) jonesjo@dnb.com 973.921.5732	Paul Krieg (Investors/Analysts) kriegpa@dnb.com 973.921.5158

D&B Announces Leadership Changes

Short Hills, NJ – February 4, 2009 – D&B (NYSE: DNB) today announced leadership changes aimed at sharpening the Company’s focus on sales execution and customer value to drive a successful year in 2009. The following changes are effective immediately.

Sara Mathew, President and Chief Operating Officer, assumes direct leadership of D&B’s US Customer Segments. In this role, Ms. Mathew will leverage her experience with D&B’s US businesses to increase sales pipeline and new customer acquisition as well as improve internal processes and execution.

Byron C. Vielehr, President, Integration Solutions, will focus primarily on D&B’s Sales & Marketing Solutions business, specifically its short- and long-term strategic customer value propositions and integration growth opportunities. Mr. Vielehr will transition his additional Chief Quality Officer responsibilities to James Burke. From 2005 to 2008, Mr. Vielehr held the role of Chief Information Officer at D&B.

James P. Burke is appointed President, Global Information Services and Chief Quality Officer. In this role, Mr. Burke will be responsible for D&B’s global data strategy, investments and operations, which are critical components of D&B’s customer value propositions and growth strategy. Most recently, Mr. Burke was President, D&B US Customer Segments.

“We are pleased with the focus these changes bring to our 2009 plans,” said Steve Alesio, Chairman and CEO of D&B. “Byron’s strong technical background is an asset as we increase the integration and embeddedness of our Sales & Marketing Solutions with our customers’ data platforms. In addition, Jim is highly qualified to lead Global Information Services, the foundation of our value propositions, given his knowledge of our products and customers’ needs. And Sara’s direct leadership of our US Customer Segments will positively impact our ability to meet our commitment to emerge from 2009 a stronger company,” Mr. Alesio concluded.

PRESS RELEASE

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 167 years. D&B’s global commercial database contains more than 140 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

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D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic third party members in its Worldwide Network, and third parties with which it has outsourcing arrangements.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

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D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

PRESS RELEASE

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof may impact its results of operations from period to period.

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As a result of the credit market crisis and other macro-economic challenges currently affecting the global economy, our customers or vendors may experience cash flow problems. This may cause our customers to delay, cancel or significantly decrease their purchases from us and impact their ability to pay amounts owed to us. In addition, our vendors may substantially increase their prices without notice. Such behavior may adversely affect our earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, we may experience material adverse impacts to our business and operating results.

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D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that we must pay to acquire, use, and/or redistribute data.

•	D&B’s ability to introduce new solutions or services in a seamless way and without disruption to existing solutions such as DNBi.

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D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

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The continued adherence by third party members of our D&B Worldwide Network to our quality standards, our brand and communication standards and to the terms and conditions of our commercial services arrangements.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force, in regions throughout the world.

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The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the implementation of subscription plan pricing and successfully managing its D&B Worldwide Network, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

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D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

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D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

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•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

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D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.